UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 7, 2004

Date of Report (date of earliest event reported)

Lattice Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421

(Address of principal executive offices)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On April 7, 2004, Larry W. Sonsini resigned from the board of directors of Lattice Semiconductor Corporation (the “Company”).  This resignation was not the result of a disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

	By:	/s/ Jan Johannessen
Jan Johannessen
Corporate Vice President and Chief Financial Officer

Date: April 7, 2004